Exhibit 24.1
COMPASS MINERALS INTERNATIONAL, INC.
TRANSITION REPORT ON FORM 10-KT
POWER OF ATTORNEY

Each of the undersigned, being a director of Compass Minerals International, Inc., a Delaware corporation (the “Company”), which anticipates filing with the Securities and Exchange Commission (the “SEC”) pursuant to the provisions of the Securities Exchange Act of 1934, as amended, a Transition Report on Form 10-KT (the “Transition Report”) for the transition period ended September 30, 2021 (together with any and all subsequent amendments), does hereby constitute and appoint Mary L. Frontczak and Zoe A. Vantzos, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, to execute and file on behalf of the undersigned, in his or her capacity as a director of the Company, the Transition Report and any and all other documents to be filed with the SEC pertaining to the Transition Report with full power and authority to do and perform any and all acts and things whatsoever required or necessary to be done in the premises, as fully as to all intents and purposes as he or she could do if personally present, hereby ratifying, approving and confirming all that said attorneys-in-fact, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Executed on this 19th day of November, 2021.

/s/ Eric Ford
Eric Ford

/s/ Gareth T. Joyce
Gareth T. Joyce

/s/ Joseph E. Reece
Joseph E. Reece

/s/ Allan R. Rothwell
Allan R. Rothwell

/s/ Lori A. Walker
Lori A. Walker

/s/ Paul S. Williams
Paul S. Williams

/s/ Amy J. Yoder
Amy J. Yoder